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As filed with the Securities and Exchange Commission on May 27, 2016.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Adeptus Health Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-5037387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2941 Lake Vista Drive, Suite 200
Lewisville, Texas 75067
Telephone: (972) 899-6666
(Address of Principal Executive Offices, including Zip Code)

Adeptus Health Inc. Stock Purchase Plan
(Full title of the plan)

Timothy Mueller
2941 Lake Vista Drive, Suite 200
Lewisville, Texas 75067
Telephone: (972) 899-6666
(Name and address and telephone number, including area code, of agent for service)

Copies to:
Joseph H. Kaufman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Telephone: (212) 455-2000
Facsimile: (212) 455-2502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Class A Common Stock, $0.01 par value per share	285,336	$67.29	$19,200,260	$1,933.47

(1)
Covers 285,336 shares of Class A Common Stock of Adeptus Health Inc., $0.01 par value per share ("Common Stock"), approved for issuance under the Adeptus Health Inc. Stock Purchase Plan (the "Plan") and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered and issued under the Plan to prevent dilution resulting from stock splits, stock distributions or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Class A Common Stock reported on the New York Stock Exchange on May 20, 2016.

 EXPLANATORY NOTE

        The 285,336 shares of Class A common stock of Adeptus Health Inc. (the "Company") being registered pursuant to this Registration Statement on Form S-8 (the "Registration Statement") are additional securities of the same class as other securities for which a registration statement (File No. 333-196997) on Form S-8 was filed with the Securities and Exchange Commission (the "Commission") on June 24, 2014. Pursuant to General Instruction E of Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Parts I and II of such earlier registration statements are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Adeptus Health Inc. Stock Purchase Plan covered by this Registration Statement as required by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

  (a)
  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (File No. 001-36520);

  (b)
  The Company's Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015 (File No. 001-36520);

  (c)
  The Company's Amendment No. 2 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015 (File No. 001-36520);

  (d)
  The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (File No. 001-36520);

  (e)
  The Company's Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2016 (File No. 001-36520);

  (f)
  The Company's Current Reports on Form 8-K (File No. 001-36520) filed on May 16, 2016 and May 17, 2016; and

  (g)
  The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 001-36520), filed on June 25, 2014, and any amendment or report filed for the purpose of updating such description.

        All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company's Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.    Exhibits.

        The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description of Document
4.1	Amended and Restated Certificate of Incorporation of Adeptus Health Inc. (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K (File No. 001-36520) filed with the Commission on June 30, 2014).
4.2
Amended and Restated By-laws of Adeptus Health Inc., dated June 25, 2014 (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K (File No. 001-36520) filed with the Commission on June 30, 2014).
4.3	Adeptus Health Inc. Stock Purchase Plan
5.1	Opinion of Simpson Thacher & Bartlett LLP.
23.1	Consent of KPMG LLP (with respect to the financial statements of Adeptus Health Inc.).
23.2	Consent of Ernst & Young LLP (with respect to the financial statements of UCHealth Partners LLC).
23.3	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages to this Registration Statement).

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 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lewisville, Texas on May 27, 2016.

ADEPTUS HEALTH INC.

By:	/s/ THOMAS S. HALL
	Name:	Thomas S. Hall
	Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Thomas S. Hall, Timothy L. Fielding and Graham B. Cherrington, and each of them, any of whom may act without joinder of the other, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney has been signed by the following persons in the capacities indicated on the 27th day of May 2016.

Signature	Title

/s/ THOMAS S. HALL Thomas S. Hall	Chief Executive Officer and Chairman of the Board (principal executive officer)
/s/ TIMOTHY L. FIELDING Timothy L. Fielding	Chief Financial Officer (principal financial officer and principal accounting officer)
/s/ RICHARD COVERT Richard Covert	Vice-Chairman of the Board
/s/ STEVEN V. NAPOLITANO Steven V. Napolitano	Director

/s/ STEPHEN M. MENGERT Stephen M. Mengert	Director
/s/ DANIEL W. ROSENBERG Daniel W. Rosenberg	Director
/s/ GREGORY W. SCOTT Gregory W. Scott	Director
/s/ RONALD L. TAYLOR Ronald L. Taylor	Director
/s/ JEFFERY S. VENDER Jeffery S. Vender	Director

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EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY